EXHIBIT 23.3


                 CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated
January 24, 1996 (with respect to Notes F[4], G[1] and G[4], March 19, 1996) on the financial statements included in the annual report on Form 10-KSB of Food Court Entertainment Network, Inc. as of December 31, 1995 and for the year then ended. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ Richard A. Eisner & Company, LLP

New York, New York
January 30, 1997